Exhibit 99.1

Beyond Air® Appoints Jeff Myers, M.D. Ph.D. as Chief Medical Officer

Dr. Myers brings extensive executive experience leading the development of clinical programs through US and global regulatory approval

Garden City, NY, March 23, 2023 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and, through its affiliate Beyond Cancer, Ltd., ultra-high concentration nitric oxide (UNO) for the treatment of solid tumors, today announced the appointment of Dr. Jeff Myers, M.D., Ph.D. as Chief Medical Officer of the Company, effective as of March 27, 2023. Dr. Andrew Colin, the Company’s incumbent Chief Medical Officer, has transitioned to the role of Senior Medical Director Global Clinical Leadership and will remain an integral part of the Beyond Air team. Dr Colin will be working closely with Dr. Myers to ensure a seamless transition. Dr. Myers joins Beyond Air with nearly 15 years of leadership experience as a biopharmaceutical executive overseeing clinical development, clinical operations, and regulatory affairs. Prior to industry, Dr. Myers was a cardiothoracic surgeon for nine years, most recently at Massachusetts General Hospital.

“We are excited to appoint Dr. Myers as our Chief Medical Officer. Being an accomplished cardiothoracic surgeon with success at several healthcare companies in medical capacities provides Dr. Myers with the attributes Beyond Air needs as we move forward with developing the pipeline for our revolutionary LungFit platform,” stated Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “I want to thank Dr. Colin for his commitment to Beyond Air and look forward to working with him in his new role.”

“I am excited to join Beyond Air’s highly accomplished team of scientists, engineers, and investigators. This team has successfully advanced development of the Company’s pipeline, including announcing the first FDA-approved product for the LungFit platform in mid-2022. I look forward to building upon this momentum as we continue to harness the power of nitric oxide to treat a broad variety of indications,” commented Dr. Myers.

Dr. Myers’ previous leadership responsibilities include overseeing clinical development, clinical operations, business development, medical affairs, and implementing regulatory strategies in the US and abroad. Previously, he was the Chief Medical Officer for Revolo Biotherapeutics, initiating clinical trials in the US and Europe before leaving to become the CEO of Bioceptive where he continues to serve as a member of the Board of Directors. Dr. Myers also served as the Chief Medical Officer for Portola Pharmaceuticals where he was instrumental in the acquisition by Alexion Pharmaceuticals, and Vice President, Medical and Regulatory Affairs, at SteadyMed Therapeutics. Prior to beginning his career in biotechnology, he was a practicing congenital cardiac surgeon and served as the Chief of Pediatric Cardiac Surgery at Tulane University and Massachusetts General Hospital with appointments to Tulane and Harvard Medical Schools. He is passionate about developing novel, first-in-class therapies that significantly improve the lives of patients. Dr. Myers began his work with inhaled nitric oxide in pursuit of his PhD at Georgetown University and is thrilled to join Beyond Air and its pursuit of the potential of these therapies across multiple indications in critically ill patients.

In connection with the appointment of Dr. Myers, the Company granted Dr. Myers an inducement stock option award (the “Inducement Option”) and restricted stock unit award (“Inducement RSU”) as inducements material to Dr. Myers’ entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4) (collectively, the “Inducement Awards”). The Inducement Option is being granted effective as of March 27, 2023 and is exercisable for the purchase of 50,000 shares of the Company’s common stock, at an exercise price equal to the last reported sale price on Nasdaq on March 27, 2023. The Inducement RSU for 50,000 shares of the Company’s common stock is being granted effective as of March 27, 2023. The Inducement Awards were approved by the independent compensation committee of the Board in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The Inducement Option has a ten-year term and will vest over a four-year period, with 25% of the shares underlying the stock option award vesting on the first anniversary of the date of grant and annually thereafter in three equal installments, subject to Dr. Myers’ continued service with the Company through the applicable vesting dates. The Inducement RSU will vest over a five-year period, with 20% vesting in December 2023 and 20% annually thereafter. The Inducement Awards are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan.

About Beyond Air®, Inc.

Beyond Air is a medical device and biopharmaceutical company dedicated to harnessing the power of nitric oxide through its revolutionary NO Generator and Delivery System, LungFit, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. LungFit can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company has received FDA approval for its first system, LungFit PH, for persistent pulmonary hypertension of the newborn. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), nontuberculous mycobacteria (NTM) and severe lung infections in other settings. Additionally, Beyond Cancer, an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

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Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our ability to successfully commercialize LungFit PH for persistent pulmonary hypertension of the newborn; the timing and results of future pre-clinical studies and clinical trials concerning our product candidates; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for the ultra-high concentration nitric oxide product candidate; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; Beyond Cancer’s ability to fund and the results of further pre-clinical studies and clinical trials of the ultra-high concentration nitric oxide product candidate; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Cancer and Beyond Air undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations Contacts

Edward Barger

Head of Investor Relations

ebarger@beyondair.net

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

Media Contact

Kori-Ann Taylor

Head of Marketing

ktaylor@beyondair.net

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